                                  EXHIBIT A

                                                              EXHIBIT 10.14

                             ASSIGNMENT OF LEASE


        THIS ASSIGNMENT is executed as of this 21st day of April, 1998, by INTRANET INTEGRATION GROUP, INC., a Minnesota corporation ("Assignor"), in favor of DIGITAL RIVER, INC., a Delaware corporation ("Assignee").


                                   RECITALS

        Assignor, as Tenant, and CSM Investors, Inc., a Minnesota corporation, as Landlord ("Landlord") entered into that certain Leases ("the Lease") dated April 24, 1996 regarding 32,919 square feet of space in the Golden Triangle Business Center, located at 9625-9675 West 76th Street, Eden Prairie, Minnesota (the "Premises").

        Assignor desires to sell, transfer, convey and assign to Assignee, and Assignee desires to acquire and assume Assignor's interest in the Lease, according to the terms and conditions set forth hereinbelow.

           NOW, THEREFORE, in consideration of the mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by both parties, Assignor and Assignee agree as follows:

        1.)   Recitals.  The foregoing recitals are correct and are incorporated herein.

        2.)   Assignment and Assumption.  As of the Effective Date (defined below): (i) Assignor hereby assigns, transfers and conveys the Tenant's interest in the Lease to Assignee and (ii) Assignee hereby assumes and agrees to perform all of the obligations of the Tenant under the Lease that arise from and after the Effective Date hereof in accordance with the terms and conditions set forth in the Lease.

        3.)   Representations and Warranties.  Assignor represents and warrants to Assignee as follows:

        (a) A true and complete copy of the Lease is attached hereto as Exhibit A and it is the only instrument and agreement in effect between Landlord and Assignor. The Lease contains the entire agreement between Landlord and Assignor concerning the Premises. The Lease is in full force and effect and has not in any way been modified, amended, terminated or rescinded.

        (b) To the best of Assignor's knowledge, there exists no default nor any event that, with the passing of time or delivery of notice or both, would constitute a default under the Lease.












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        (c)     Rent and all other amounts due and payable by Assignor under the Lease (collectively, the "Rent") are current and no Rent or other amount is presently due and payable by Assignor to Landlord, including any retroactive adjustments to Rent.

        (d) Assignor has not issued or received any notice of cancellation, termination or any other document affecting the Lease in any way, and has no knowledge of any violation of any governmental statute, regulation or ordinance relating to the Premises or the Lease.

        (e) Assignor has good right to assign and transfer the Lease (subject to obtaining the Consent of Landlord). The Lease is free and clear of all charges and encumbrances.

        (f) Assignor has received no notice of actual or threatened reduction or curtailment of any utility service supplied to the Premises, nor of any action or proceeding in condemnation, eminent domain, or foreclosure in connection with or relating to the Premises.

        (g) Assignor has not notice of any actual or threatened cancellation or suspension of any certificates of occupancy for all or any portion of the Premises.

        (h) Assignor is not in default in any of its legal obligations or liabilities regarding the Premises.

        (i) To the best of Assignor's knowledge, Assignor's current use of the Premises does not violate any federal, state, local or other governmental building, zoning, health, accessibility, safety, planning, subdivision, or other law, ordinance, or regulation, or any applicable private restriction, and such use is a legal conforming use.

        (j) Assignor has not received any notice of, nor is Assignor aware of, any action, litigation, investigation, condemnation, violation, or proceeding of any kind from any federal, state or local government entity against Assignor relating to any portion of the Premises.

        (k) Assignor is not aware of any defects in the structures or other improvements on the Premises, including but without limitation the roof, fixtures, systems or structure of such improvements.

Assignee is relying on the accuracy of the foregoing representations and warranties in entering into this Agreement. The foregoing representations and warranties are a material inducement to Assignee to enter into this Agreement.

        4.)     Effective Date.  The Effective Date of this Assignment shall be
July 15, 1998, or such earlier date as may be mutually agreed by Assignor and Assignee.

        5.)     Delivery of Occupancy

        (a) As of May 1, 1998, Assignee shall have access to approximately 1,500 square feet of the Premises as shown cross-hatched on the plan attached hereto as Exhibit B (the

                                      2.

        "Partial Premises"). Assignee shall pay rent Assignor in the amount of Three Thousand and no/100 Dollars ($3,000.00) in consideration for such early occupancy, which amount shall be due and payable on or before May 1, 1998 and shall be considered gross rent, inclusive of all base rent, additional rent, operating costs, real estate taxes, utility costs and all other charges, fees, costs and expenses. Prior to May 1, 1998, Assignor shall remove all personal property and all other items from the Partial Premises and shall deliver the Partial Premises in broom/vacuum clean condition, at Assignor's expense.

        (b) Assignee shall pay all costs and expenses in connection with setting up the Partial Premises for Assignee's use.

        (c) During said early occupancy of the Partial Premises, Assignor will make available to Assignee 20 of 24 frames on one of its T-1 Lines. Assignee will work with the MIS Director of Assignor on accessing such line to not disrupt Assignor's systems. Any costs associated with activating such T-1 Line shall be at the cost of Assignee and Assignee further agrees to diligently work toward its own T-1 Line in a reasonable and timely fashion.

        (d) On the Effective Date, assignor shall deliver all of the Premises to Assignee in broom/vacuum clean condition. If such occupancy commences on a date other than the first of a calendar month, then base rent, additional rent and other charges under the Lease, and any other operating expenses in connection with the Premises, shall be prorated between Assignor and Assignee as of the date of such occupancy.

        (e) The raised floor production area within the Premises shall remain intact and shall not be altered by Assignor. Without limitation, the raised floor, air conditioning equipment and fixtures, and fire safety equipment and systems shall not be removed or altered by Assignor. However, Assignor shall remove its computer equipment and personal property.

        6.)     HVAC Certification.  Prior to the Effective Date, Assignor
shall deliver to Assignee a certification from a licensed, bonded and insured HVAC contractor that all heating, ventilating and air conditioning equipment serving the Premises is in proper working order.

        7.)     Security Deposit.  Prior to the execution of the Agreement,
Assignee deposited with Assignor the sum of Twenty Thousand and no/100 Dollars ($20,000.00). Contemporaneously with the execution of this Assignment, Assignee has deposited with Assignor an additional sum of Eleven Thousand and no/100 Dollers ($11,000.00). Said total of Thirty-one Thousand and no/100 Dollars ($31,000.00) shall be a security deposit for the performance by Assignee of the terms and covenants of the Lease hereby assumed by Assignee. If Assignee fails to keep and perform the terms and covenants of the Lease assumed by Assignee and Assignor incurs loss or damage as a result of Landlord pursuing such payment or performance from Assignor, then Assignor, then Assignor shall have the right to apply such portion of said deposit as may be necessary to reimburse Assignor for such loss or damage sustained. Said deposit shall be returned to Assignee, less any depletion thereof as a result of the provisions of



                                      3.

this paragraph, upon the expiration or termination of the Lease. If, at any time prior to the expiration or termination of the Lease, Assignor is released from liability under the Lease, then the entire deposit shall be promptly returned to Assignee.

        8.) Miscellaneous. The heading used herein are for convenience only and are not to be used in interpreting this Agreement. This Agreement shall be construed, enforced and interpreted under the laws of the State of Minnesota. This Agreement is the entire agreement between Assignor and Assignee regarding the subject matter hereof; any prior agreements are superseded hereby. This Agreement may not be modified, amended or changed orally, but only by an agreement in writing signed by the parties hereto. Neither party shall be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by such party. If any provision of this Agreement is invalid or unenforceable, such provision shall be deemed to be modified to be within the limits of enforceability or validity, if feasible; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable. In the event of a breach or default under this Agreement, the non-defaulting party shall be entitled to recover reasonable attorneys' fees and court cost incurred to enforce its rights regarding such default or breach.

        IN WITNESS WHEREOF, the parties hereto have executed this Assignment of Lease of the day and year first above written.

                                                ASSIGNOR:
                                                INTRANET INTEGRATION GROUP,
                                                INC.

Dated:       4-21-98                            By:    [SIG]
      -----------------------                      ---------------------------
                                                   Its:  CEO


                                                ASSIGNEE:
                                                DIGITAL RIVER, INC.



Dated:       4-21-98                            By:    [SIG]
      -----------------------                      ---------------------------
                                                   Its:  President

                CONSENT TO ASSIGNMENT AND ASSUMPTION OF LEASE


THIS CONSENT TO ASSIGNMENT AND ASSUMPTION OF LEASE ("Consent") is into efective as of APRIL 22, 1998 ("Effective Date"). by CSM INVESTORS, INC., a Minnesota corporation ("Landlord"), in favor of INTRANET INTEGRATION GROUP, INC., a Minnesota corporation d/b/a Technical Publishing Solutions, Inc. ("Assignor") and DIGITAL RIVER, INC., a Delaware corporation ("Assignee").


                                   RECITALS


        A. Landlord and Assignor, as the Tenant, are parties to that certain lease dated April 24, 1996 (the "Lease") whereby landlord leases to Assignor the premises ("Premises") consisting of approximately 32,919 square feet of area in the Golden Triangle Business Center located at 9625-9675 West 76th Street, Eden Prairie, Minnesota (the "Project"), as more fully described in the Lease.

        B. Assignor and Assignee have executed that certain Assignment of Lease dated April 21, 1998 with an effective date of July 15, 1998 (the "Effective Date"), a true and correct copy of which is attached hereto as EXHIBIT A (the "Assignment") whereby Assignor has assigned to Assignee, and Assignee has assumed, all of Assignor's right, title, interest and obligations in, to and under the Lease, subject to the covenants, terms and conditions set forth therein.

        C. As a condition of the Assignment, Assignor and Assignee have requested that Landlord consent to and approve of the Assignment.

        D. Landlord is willing to do so conditioned upon and subject to the terms and conditions set forth herein.

NOW THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby agrees as follows:

                                   CONSENT

        1. Landlord hereby consents to and approves of the Assignment, subject to the terms hereof.

        2. Notwithstanding Landlord's consent to the Assignment, Landlord does not agree to and nothing contained herein or in the Assignment shall be construed as a release of Assignor from its obligations, covenants, duties and liabilities under the Lease monetary or otherwise.

        3. Assignor and Assignee agree that Assignee shall be responsible for any sums owing Landlord, or shall receive the benefit of any sums due from landlord, if any, derived from Landlor's annual reconciliation of Operation Expenses incurred in the year 1998, to be performed in accordance with the Lease in the year 1999.

        4.      Landlord consents and agrees to the following:

                a. Notice Address: From and after the Effective Date, the address for notices to the Tenant under Section 14.5 of the Lease shall be as follows:

                        DIGITAL RIVER, INC.
                        9625 W. 76TH STREET
                        SUITE 150
                        EDEN PRAIRIE, MN  55344
                        ATTN:  JOEL A. RONNING

                b. Improvements. Landlord consents to Assignee making the alterations and improvements described and/or shown in the attached EXHIBIT B (the "Work"). The Work shall be performed at Assignee's sole cost and expense by licensed and insured contractors and in accordance with all of the requirements, terms and conditions of the Lease, including without limitation, Section 6.2 of the Lease.

             c. Permitted Use. Landlord agrees that the permitted uses under Section 1.5 shall include the sale of products by internet commerce, including but not limited to software and digital products.

             d. Signage. Landlord consents to changing the name of the business operating at the Premises to "Digital River, Inc." or upon request of Assignee, a substantially similar name, and subject to the terms of
                     Section 3.2 and Exhibit D of the Lease, to a change in the signage for the Premises to reflect the name change.

        5. Except as specifically provided herein, nothing contained in this Consent shall be construed to modify or alter any of the terms, covenants or conditions of the Lease and the Lease shall remain in full force and effect.

        6. Nothing contained in this consent to any future assignment or sublease of all or any portion of the Premises by either Assignor or Assignee.

        7. This Consent may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but together shall constitute one and the same instrument.

        8. This Consent is expressly conditioned upon execution of this Consent by Landlord's mortgage lender for the Project, USG Annuity & Life Company, and if this Consent is not so executed, both the Assignment and this Consent shall be null and void and of no effect.

IN WITNESS WHEREOF, Landlord has executed this Consent effective as of the day and year first above written.

LANDLORD:

CSM INVESTORS, INC.,
a Minnesota corporation
                              REVIEWED
BY: [SIG]                     BY DJY
  -----------------------

Title: V.P.                   DATE
      ---------------------      4/23/98



                              CONSENT OF LENDER

The undersigned, being the present holder of an Assignment of Rents and Leases dated September 5, 1996 executed by CSM Investors, Inc. in favor of the undersigned, relative to the project commonly known as the Golden Triangle Business Center located in Eden Prairie, Minnesota, hereby consents to the above described Assignment, subject to and conditioned upon the same terms and conditions as set forth hereinabove for Landlord's consent.

Dated: May 4, 1998                       USG ANNUITY & LIFE COMPANY,
     ---------------------               an Oklahoma corporation

                                         By USG INVESTMENT MANAGEMENT LLC,
                                         its authorized representative
                                         By: Daniel J. Foley
                                           ----------------------
                                           Daniel J. Foley
                                         Its: Vice President
                                            ---------------------